Exhibit 99.1

Investors Contact: Don McCauley Chief Financial Officer Qualys, Inc. +1 (650) 801-6181 dmccauley@qualys.com	Media Contact: John Christiansen/David Isaacs Sard Verbinnen & Co +1 (415) 618-8750 jchristiansen@sardverb.com/disaacs@sardverb.com

QUALYS ANNOUNCES THIRD QUARTER 2015 FINANCIAL RESULTS

Revenue Growth of 24% Year-Over-Year

GAAP EPS $0.11, Non-GAAP EPS $0.19

REDWOOD CITY, CA – November 2, 2015 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the third quarter ended September 30, 2015. For the quarter, the Company reported record revenues of $42.5 million, GAAP net income of $4.1 million, non-GAAP net income of $7.1 million, adjusted EBITDA of $15.1 million, GAAP earnings per diluted share of $0.11 and non-GAAP earnings per diluted share of $0.19.

Philippe Courtot, Chairman, President and Chief Executive Officer of Qualys, said, “Our strong third quarter results reflect Qualys’ growing customer base and expanded cloud platform. During the quarter, we launched two groundbreaking extensions on our platform which were extremely well-received by our customers and further differentiate us in the market. First, our new AssetView service allows customers to search across millions of IT assets in seconds and create customizable dashboards that both IT and Security teams can use to efficiently perform critical asset inventory and CMDB integration services. Second, our Cloud Agents technology offers enterprises an easy and scalable solution to manage asset inventory and to perform vulnerability and compliance management on a global scale, including endpoints and elastic cloud environments. Once again, our performance demonstrates that our cloud security platform is highly differentiated and gaining significant traction, and our focus remains on expanding its offerings and continuing to accelerate its market adoption worldwide.”

Third Quarter 2015 Financial Highlights

Revenues: Revenues for the third quarter of 2015 increased by 24% to $42.5 million compared to $34.3 million for the same quarter in 2014. Revenue growth was driven by a combination of sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Deferred Revenues: Current deferred revenues increased by 24% to $91.9 million at September 30, 2015 compared to $74.3 million at September 30, 2014. Total deferred revenues increased by 22% to $101.8 million at September 30, 2015 compared to $83.3 million at September 30, 2014.

Gross Profit: GAAP gross profit for the third quarter of 2015 increased by 25% to $33.7 million compared to $26.9 million for the same quarter in 2014. GAAP gross margin percentage was 79% for the third quarter of 2015 compared to 78% in the prior year’s third quarter. Non-GAAP gross profit increased by 26% to $34.0 million compared to $27.1 million in the same quarter in 2014. Non-GAAP gross margin percentage was 80% for the third quarter of 2015 compared to 79% in the same quarter in 2014.

Operating Income: GAAP operating income for the third quarter of 2015 was $6.9 million compared to $3.5 million in the same quarter in 2014. Non-GAAP operating income for the third quarter of 2015 was $11.3 million compared to $6.0 million in the same quarter in 2014.

Net Income: GAAP net income for the third quarter of 2015 was $4.1 million, or $0.11 per diluted share, compared to $3.1 million, or $0.08 per diluted share, for the same quarter in 2014. Non-GAAP net income for the third quarter of 2015 was $7.1 million, or $0.19 per diluted share, compared to non-GAAP net income of $5.6 million, or $0.15 per diluted share, for the same quarter in 2014.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2015 increased by 67% to $15.1 million compared to $9.0 million for the same quarter in 2014. As a percentage of revenues, adjusted EBITDA increased to 36% for the third quarter of 2015 compared to 26% for the same quarter in 2014.

Cash Flows: The Company generated $41.7 million in net cash from operations in the first nine months of 2015 compared to $24.9 million in the same period last year. The Company generated $26.7 million in free cash flow (a non-GAAP financial measure) in the first nine months of 2015 compared to $14.7 million in the first nine months of 2014. Qualys defines free cash flows as cash provided by operating activities less purchases of property and equipment and capitalized software development costs.

Third Quarter 2015 Business Highlights

Customers:

•	New customers included: BBVA Spain, Criteo, EiQ Networks, IMS Health, JW Associates, Markit, Post Office LTD, Quintiles, Santander UK, Spectrum Health Companies, State Farm Insurance, Texas Department of Transportation, T-Mobile, Tropicana Entertainment, Whitbread PLC and Windstream Hosted Solutions.

New Services:

•	Launched AssetView, a global asset inventory free service providing customers with visibility and actionable data across millions of IT assets in seconds. AssetView enables companies to search for information on any IT asset where a Qualys Cloud Agent is deployed, scaling to millions of assets for organizations of all sizes, helping IT and security personnel to search IT assets in seconds and maintain an up-to-date inventory on a continuous basis.

•	Released new Qualys Add-on for Splunk Enterprise and Splunk Enterprise Security providing customers with real-time security analytics on Qualys data for breach detection and incident response.

•	Released new Qualys App for ServiceNow Configuration Management Database (CMDB) to provide ServiceNow’s CMDB real-time updates for assets and related attributes discovered by Qualys.

•	Released Qualys Policy Compliance Questionnaire Service enabling customers to assess business processes and vendor risk against standards and mandates such as PCI-DSS, HIPAA, COBIT and ISO 27001/2.

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Financial Performance Outlook

Fourth Quarter 2015 Guidance: Management expects revenues to be in the range of $44.3 million to $44.8 million. At the midpoint, this represents 22% growth over fourth quarter 2014 revenues. GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10, which assumes an effective income tax rate of 38%, and non-GAAP net income per diluted share is expected to be in the range of $0.16 to $0.18, which assumes an effective non-GAAP income tax rate of 36%. Fourth quarter 2015 EPS estimates are based on approximately 38.2 million weighted average diluted shares outstanding for the quarter.

Full Year 2015 Guidance: Management now expects revenues to be in the range of $164.1 million to $164.6 million. At the midpoint, this represents 23% growth over 2014 full year revenues. This compares to the previous full year 2015 revenue guidance range of $165.0 to $166.5 million.

Management has increased its expectations for both GAAP and non-GAAP EPS full year estimates. GAAP net income per diluted share is now expected to be in the range of $0.35 to $0.37, an increase from the previous GAAP EPS guidance range of $0.22 to $0.27, which assumes an effective income tax rate of 38%. Non-GAAP net income per diluted share is now expected to be in the range of $0.65 to $0.67, an increase from the previous non-GAAP EPS guidance range of $0.50 to $0.55, which assumes an effective non-GAAP income tax rate of 36%. Full year 2015 EPS estimates are based on approximately 38.2 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter 2015 financial results today at 1:30 p.m. PDT (4:30 p.m. EDT). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID #54780106. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 8,000 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Dell SecureWorks, Fujitsu, HCL Comnet, Infosys, Optiv, NTT, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA) For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

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Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including renewals, adoption of our existing solutions and our new offerings to both existing and new customers; our ability to effectively manage our costs; trends related to the diversification of our revenue base; the expansion of our partnerships and the related benefits of such partnerships; the threat environment in which we operate and any changes thereto; the capabilities of our platform; our strategy, the scalability of our strategy, and ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2015, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the fourth quarter and full year 2015. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the Securities and Exchange Commission on August 5, 2015. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors non-GAAP measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA and free cash flow.

Qualys also monitors operating measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA. Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash

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flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

Beginning in 2015, due to the recognition of deferred tax assets in 2014 and in order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share for 2015 include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes the non-GAAP effective tax rate, which is 36% in 2015, is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

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Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues	$42,469	$34,348	$119,839	$97,006
Cost of revenues (1)	8,762	7,421	24,883	21,442

Gross profit	33,707	26,927	94,956	75,564
Operating expenses:
Research and development (1)	7,564	6,490	21,919	19,305
Sales and marketing (1)	12,282	11,774	36,501	36,111
General and administrative (1)	6,983	5,156	19,426	15,112

Total operating expenses	26,829	23,420	77,846	70,528

Income from operations	6,878	3,507	17,110	5,036
Other income (expense), net:
Interest expense	—	(2)	(4)	(9)
Interest income	153	127	386	365
Other income (expense), net	(307)	(244)	(485)	(422)

Total other income (expense), net	(154)	(119)	(103)	(66)

Income before income taxes	6,724	3,388	17,007	4,970
Provision for income taxes	2,601	283	6,566	639

Net income	$4,123	$3,105	$10,441	$4,331

Net income per share:
Basic	$0.12	$0.09	$0.31	$0.13

Diluted	$0.11	$0.08	$0.27	$0.12

Weighted average shares used in computing net income per share:
Basic	34,119	33,120	33,967	32,820

Diluted	37,938	37,080	38,202	37,006

(1) Includes stock-based compensation as follows:
Cost of revenues	$333	$175	$1,005	$482
Research and development	1,294	599	3,584	1,551
Sales and marketing	1,015	561	2,806	1,852
General and administrative	1,779	1,159	5,283	3,215

Total stock-based compensation	$4,421	$2,494	$12,678	$7,100

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$4,123	$3,105	$10,441	$4,331
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of tax	15	(44)	25	(11)
Less: reclassification adjustment for net realized gain (loss) included in net income	(5)	(27)	2	(28)

Net change, net of tax	10	(71)	27	(39)

Other comprehensive income (loss), net	10	(71)	27	(39)

Comprehensive income	$4,133	$3,034	$10,468	$4,292

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$94,763	$76,504
Short-term investments	79,382	50,714
Accounts receivable, net	37,876	32,993
Deferred tax assets, current	4,353	8,520
Prepaid expenses and other current assets	8,947	6,528

Total current assets	225,321	175,259
Long-term investments	25,732	39,448
Property and equipment, net	29,965	26,618
Deferred tax assets, net	13,180	14,119
Intangible assets, net	1,708	2,001
Goodwill	317	317
Other noncurrent assets	2,065	2,262

Total assets	$298,288	$260,024

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,055	$5,661
Accrued liabilities	11,358	10,353
Deferred revenues, current	91,939	81,147

Total current liabilities	105,352	97,161
Deferred revenues, noncurrent	9,884	10,064
Other noncurrent liabilities	1,154	972

Total liabilities	116,390	108,197
Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	214,736	195,133
Accumulated other comprehensive income	37	10
Accumulated deficit	(32,909)	(43,350)

Total stockholders’ equity	181,898	151,827

Total liabilities and stockholders’ equity	$298,288	$260,024

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income	$10,441	$4,331
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	10,424	8,826
Bad debt expense	629	346
Loss on disposal of property and equipment	9	1
Stock-based compensation	12,678	7,100
Amortization of premiums and accretion of discounts on investments	429	427
Excess tax benefits from stock-based compensation	(315)	(131)
Deferred income taxes	5,105	(47)
Changes in operating assets and liabilities:
Accounts receivable	(5,512)	(2,042)
Prepaid expenses and other assets	(2,143)	(1,177)
Accounts payable	(3,606)	(32)
Accrued liabilities	2,735	236
Deferred revenues	10,612	6,907
Other noncurrent liabilities	182	117

Net cash provided by operating activities	41,668	24,862

Cash flows from investing activities:
Purchases of investments	(88,694)	(117,279)
Sales and maturities of investments	73,340	144,218
Purchases of property and equipment	(14,865)	(10,196)
Capitalized software development costs	(99)	—

Net cash provided by (used in) investing activities	(30,318)	16,743

Cash flows from financing activities:
Proceeds from exercise of stock options	6,594	5,012
Excess tax benefits from stock-based compensation	315	131
Principal payments under capital lease obligations	—	(805)

Net cash provided by financing activities	6,909	4,338

Effect of exchange rate changes on cash and cash equivalents	—	(27)

Net increase in cash and cash equivalents	18,259	45,916
Cash and cash equivalents at beginning of period	76,504	42,369

Cash and cash equivalents at end of period	$94,763	$88,285

Non-cash investing and financing activities:
Vesting of early exercised common stock options	$16	$41

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income	$4,123	$3,105	$10,441	$4,331
Depreciation and amortization of property and equipment	3,741	2,946	10,131	8,532
Amortization of intangible assets	97	98	293	294
Interest expense	—	2	4	9
Provision for income taxes	2,601	283	6,566	639

EBITDA	10,562	6,434	27,435	13,805
Stock-based compensation	4,421	2,494	12,678	7,100
Other (income) expense, net	154	117	99	57

Adjusted EBITDA	$15,137	$9,045	$40,212	$20,962

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP gross profit	$33,707	$26,927	$94,956	$75,564
Plus: Stock-based compensation	333	175	1,005	482

Non-GAAP gross profit	$34,040	$27,102	$95,961	$76,046

GAAP income from operations	$6,878	$3,507	$17,110	$5,036
Plus: Stock-based compensation	4,421	2,494	12,678	7,100

Non-GAAP income from operations	$11,299	$6,001	$29,788	$12,136

GAAP net income	$4,123	$3,105	$10,441	$4,331
Plus: Stock-based compensation	4,421	2,494	12,678	7,100
Less: Tax adjustment	(1,455)	—	(4,239)	—

Non-GAAP net income	$7,089	$5,599	$18,880	$11,431

Non-GAAP net income per share:
Basic	$0.21	$0.17	$0.56	$0.35

Diluted	$0.19	$0.15	$0.49	$0.31

Weighted average shares used in computing non-GAAP net income per share:
Basic	34,119	33,120	33,967	32,820

Diluted	37,938	37,080	38,202	37,006

Qualys, Inc.

RECONCILIATON OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2015	2014
GAAP cash flows provided by operating activities	$41,668	$24,862
Less:
Purchases of property and equipment	(14,865)	(10,196)
Capitalized software development costs	(99)	—

Non-GAAP free cash flows	$26,704	$14,666